Exhibit 99.2

BeiGene and Mirati Therapeutics Announce Exclusive License Agreement for Sitravatinib in the Asia Pacific Region

CAMBRIDGE, Mass., BEIJING, China, and SAN DIEGO, January 8, 2018 (GLOBE NEWSWIRE) — BeiGene, Ltd. (NASDAQ: BGNE), a commercial-stage biopharmaceutical company focused on developing and commercializing innovative molecularly targeted and immuno-oncology drugs for the treatment of cancer, and Mirati Therapeutics (NASDAQ: MRTX), a clinical-stage targeted oncology company, today announced an exclusive license agreement for the development, manufacturing and commercialization of Mirati’s sitravatinib in Asia (excluding Japan), Australia, and New Zealand. Mirati will retain exclusive rights for the development, manufacturing and commercialization of sitravatinib for the rest of world.

Sitravatinib is an investigational tyrosine kinase inhibitor that has demonstrated potent inhibition of receptor tyrosine kinases (RTKs), including TAM family receptors (TYRO3, Axl, MER), split family receptors (VEGFR2, KIT) and RET. It is being evaluated by Mirati as a single agent in a Phase 1b expansion trial in patients whose tumors harbor specific genetic alterations in non-small cell lung cancer (NSCLC) and other tumors types.  Sitravatinib has shown encouraging interim results in an ongoing Phase 2 trial in combination with nivolumab in NSCLC patients who have progressed after prior treatment with a checkpoint inhibitor.

“We are delighted to enter into this exclusive clinical development and commercialization agreement for sitravantinib and look forward to working with the experienced team at Mirati. Sitravatinib is an exciting compound that has demonstrated a unique tyrosine kinase inhibition profile and promising clinical activity both as a single agent and in combination with a checkpoint inhibitor in non-small cell lung cancer. This collaboration complements our portfolio and will allow us to investigate sitravatinib in combination with tislelizumab, our investigational anti-PD-1 antibody, in China and the rest of the licensed territory,” commented John V. Oyler, Founder, Chief Executive Officer, and Chairman of BeiGene.

“We are excited to begin a partnership with BeiGene, which has built a world-class global development organization with a strong presence in Asia-Pacific, as well as an established commercial organization in China. They have demonstrated an ability to enroll patients quickly in a variety of indications which will augment our development capabilities and expand the evaluation of sitravatinib to additional tumor types for patients who are checkpoint inhibitor naïve or who have been previously treated with a checkpoint inhibitor,” said Charles M. Baum, M.D., Ph.D., President and Chief Executive Officer of Mirati Therapeutics.

Under the agreement Mirati will receive an upfront cash payment of $10 million from BeiGene. Additionally, Mirati is eligible to receive up to $123 million of additional payments based upon the achievement of certain development, regulatory and sales milestones as well as significant royalties on future sales of sitravatinib in the licensed territory.

About Sitravatinib

Sitravatinib (MGCD-0516) is a spectrum-selective kinase inhibitor which potently inhibits receptor tyrosine kinases (RTKs) including RET, TAM family receptors (TYRO3, Axl, MER), and split family receptors (VEGFR2, KIT). Sitravatinib is being evaluated as a single agent in a Phase 1b expansion trial enrolling patients that harbor RET, CHR4Q12, and CBL genetic alterations in NSCLC and other tumors.

As an immuno-oncology agent, sitravatinib is being tested in combination with anti PD-1 checkpoint inhibitor nivolumab in NSCLC patients who have progressed after prior treatment with a checkpoint inhibitor. Sitravatinib’s potent inhibition of TAM and split family receptors may help overcome resistance to checkpoint inhibitor therapy through enhancement of dendric cell-dependent antigen presentation, targeted depletion of immunosuppressive T regulatory cells and myeloid-derived suppressor cells, and conversion of tumor associated macrophages to an immune-enhancing Type I composition, in the tumor microenvironment.

About Tislelizumab (BGB-A317)

Tislelizumab is an investigational humanized monoclonal antibody that belongs to a class of immuno-oncology agents known as immune checkpoint inhibitors. It is designed to bind to PD-1, a cell surface receptor that plays an important role in downregulating the immune system by preventing the activation of T-cells. Tislelizumab has demonstrated high affinity and specificity for PD-1. It is differentiated from the currently approved PD-1 antibodies in an engineered Fc region, which is believed to minimize potentially negative interactions with other immune cells. Tislelizumab is being developed as a monotherapy and in combination with other therapies for the treatment of a broad array of both solid tumor and hematologic cancers. BeiGene and Celgene Corporation have a global strategic collaboration for tislelizumab for solid tumors outside of Asia (except Japan).

About Mirati Therapeutics

Mirati Therapeutics is a clinical-stage biotechnology company focused on developing a pipeline of targeted oncology products intended to treat specific genetic and epigenetic drivers of cancer. This approach is transforming the treatment of patients by targeting the genetic changes in tumor cells that result in uncontrolled tumor growth and migration. Mirati’s precision oncology programs seek to treat the patients most likely to benefit from targeted oncology treatments and are driven by drugs that target very specific genetic mutations, directed by genomic tests that identify patients who carry those driver mutations. Mirati’s immuno-oncology programs are novel small molecule drugs designed to enhance and expand the efficacy of checkpoint inhibitors when given in combination. In addition to its clinical programs, Mirati has active discovery research efforts focused on novel oncology targets. The promise of these approaches includes potentially better patient outcomes, more efficient cancer treatment and faster drug development.

About BeiGene

BeiGene is a global, commercial-stage, research-based biotechnology company focused on molecularly targeted and immuno-oncology cancer therapeutics. With a team of over 850 employees in China, the United States, and Australia, BeiGene is advancing a pipeline consisting of novel oral small molecules and monoclonal antibodies for cancer. BeiGene is also working to create combination solutions aimed to have both a meaningful and lasting impact on cancer patients. BeiGene markets ABRAXANE® (nanoparticle albumin—bound paclitaxel), REVLIMID® (lenalidomide), and VIDAZA® (azacitidine) in China under a license from Celgene Corporation.(i)

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other federal securities laws, including statements regarding BeiGene’s and Mirati’s advancement of, and anticipated clinical development and regulatory milestones and plans related to tislelizumab and sitravatinib and the potential benefits and markets for BeiGene’s and Mirati’s product candidates. Forward-looking statements are based on management’s current plans, estimates, assumptions and projections, and speak only as of the date they are made. BeiGene and Mirati undertake no obligation to update any forward-looking statement in light of new information or future events, except as otherwise required by law. Forward-looking statements involve inherent risks and uncertainties, most of which are difficult to predict and are generally beyond our control. Actual results or outcomes may differ materially from those implied by the forward-looking statements as a result of the impact of a number of factors, many of which are discussed in more detail in BeiGene’s most recent quarterly report on Form 10-Q and other reports filed with the Securities and Exchange Commission, with respect to BeiGene’s forward-looking statements, and Mirati’s most recent filings on Form 10-K and Form 10-Q and other reports filed with the Securities and Exchange Commission, with respect to Mirati’s forward-looking statements.

BeiGene Investor Contact	BeiGene Media Contact

Lucy Li, Ph.D.	Liza Heapes
+1 781-801-1800	+ 1 857-302-5663
ir@beigene.com	media@beigene.com

Mirati Therapeutics Contact

Temre Johnson

(858) 332-3562

ir@mirati.com

(i)  ABRAXANE®, REVLIMID®, and VIDAZA® are registered trademarks of Celgene Corporation.